Exhibit 10.22

ELEDON PHARMACEUTICALS, INC.

Stock Option Agreement
Granted Under 2020 Long Term Incentive Plan

1)
GRANT OF OPTION.
A)
This agreement evidences the grant by ELEDON PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), on May 1, 2023 (the “Grant Date”) to [ ], an Employee or other eligible service provider of the Company (the “Participant”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s 2020 Long Term Incentive Plan (the “Plan”), a total of [ ] (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), at an exercise price of $2.30 USD per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Pacific Time, on May 1, 2033 (the “Final Exercise Date”). This Option is subject in all respects to the terms and conditions of the Plan, a copy of which has been made available to the Participant prior to the date hereof. Capitalized terms not otherwise defined herein, shall have the meanings ascribed to them in the Plan.
B)
If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Participant and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly as long as the terms of the Service Agreement are consistent with the Plan.
C)
This Option is a non-qualified option under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.
2)
VESTING SCHEDULE. Subject to early termination and adjustment as provided in this Agreement and the Plan, the Option shall become vested and exercisable subject to satisfaction of the time-based and performance-based vesting requirements set forth in this Section 2. Twenty percent (20%) of the total number of Shares subject to the Option shall vest solely based on the time-based vesting schedule set forth below. The remaining eighty percent (80%) of the total number of Shares subject to the Option shall vest subject to the achievement of both the time-based and performance-based vesting requirements set for the below.
A)
Time-Based Vesting Requirements. Subject to Participant’s Continuous Service through each applicable vesting date, the Participant will satisfy the time-based vesting requirements as to twenty-five percent (25%) of the total number of Shares subject to the Option on the first anniversary of the Grant Date and, as to the remaining seventy-five percent (75%) of the total number of Shares subject to the Option, in twelve (12) substantially equal quarterly installments on each of the quarterly anniversaries of the Grant Date thereafter (the “Time-Based Vesting Requirements”).
B)
Performance-Based Vesting Requirements. Subject to satisfying the Time-Based Vesting Requirements, the Option shall vest and become exercisable if the Company also

Exhibit 10.22

achieves the performance-based vesting requirements set forth below (the “Performance-Based Vesting Requirements”).
i)
Twenty-seven percent (27%) of the Shares subject to the Option will satisfy the Performance-Based Vesting Requirements upon achievement of both of the following clinical milestones:
(a)
the tenth (10th) test subject is dosed in the Company’s Phase 1b kidney transplantation trial; and
(b)
the twelfth (12th) test subject is dosed in the Company’s planned BESTOW Phase 2 kidney transplantation trial (the “Phase 2 Trial”).
ii)
Fifty-three percent (53%) of the Shares subject to the Option will satisfy the Performance-Based Vesting Requirements and vest and become exercisable subject to the seventy-eighth (78th) test subject being dosed in the Phase 2 Trial.
C)
To the extent any Time-Based Vesting Requirements or Performance-Based Vesting Requirements are not satisfied, such unvested Shares subject to the Option shall automatically be forfeited for no consideration.
D)
In addition to any accelerated vesting provided for in Participant’s Service Agreement, if the Participant’s employment with the Company is terminated by the Company without “Cause” or by the Participant for “Good Reason” (in each case as defined below) prior to the Committee’s determination of the level of achievement of the Performance-Based Vesting Requirements, (A) 100% of the Shares subject to the Option (and for these purposes ignoring the level of achievement of the Performance-Based Vesting Requirements) that would have vested based on achievement of the Time-Based Vesting Requirements had the Participant remained in Continuous Service for 12 months following the termination shall accelerate and become vested on the date that the Participant’s executed release of claims in favor of the Company (in a form provided by the Company) becomes effective and irrevocable, and (B) in lieu of the accelerated vesting provided in clause (A) above, if the Participant’s termination without Cause or for Good Reason occurs either within 90 days before the consummation of a Change in Control or within 12 months after the consummation of a Change in Control, 100% of the Shares subject to the Option (and for these purposes ignoring the level of achievement of the Performance-Based Vesting Requirements) shall accelerate and become vested on the date that the Participant’s executed release of claims in favor of the Company (in a form provided by the Company) becomes effective and irrevocable.
3)
EXERCISE OF OPTION.
A)
Form of Exercise. Each election to exercise this Option shall be done electronically through the Company’s equity plan administrator’s website or in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, together with payment in full in the manner provided in the Plan. In the event the Company does not have sufficient shares available under the Plan to accommodate the Option exercise, the Company may settle the Option upon exercise by making a cash payment equal to the “spread” value of the Option on the date of exercise (i.e., the excess of the Fair Market Value of the underlying Stock above the Option exercise price).

Exhibit 10.22

B)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
C)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (D) and (E) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon such violation.
D)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (E) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.
E)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment.
4)
Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option, including pursuant to any permissible method set forth in the Plan.
5)
DEFINITIONS.
A)
For the purposes of this Option:
i)
“Cause” shall have the meaning set forth in any employment or other agreement between the Participant and the Company or, in the absence of such an agreement, shall mean that, in the good faith determination of the Company, the Participant has: (a) committed gross negligence or willful malfeasance in the performance of the Participant’s work or duties; (b) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentiality obligations to the Company; (c) failed to follow the proper directions of the Participant’s direct or indirect supervisor after written notice of such failure; (d) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (e)

Exhibit 10.22

disregarded the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (f) engaged in intentional acts that have generated material adverse publicity toward or about the Company.
ii)
“Good Reason” shall have the meaning set forth in any employment or other agreement between the Participant and the Company or, in the absence of such an agreement, shall mean any action on the part of the Company or a successor in interest not consented to by the Participant in writing having the following effect or effects: (a) a material diminution in the Participant’s duties, authority or responsibilities from and after a Change in Control; (b) a material reduction in the Participant’s base salary from and after the Change in Control, other than a reduction comparable to reductions generally applicable to similarly situated persons; or (c) the Company’s requiring the Participant’s ongoing and regular services to be performed at a location more than fifty (50) miles from the geographic location at which the Participant was providing services before such requirement. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (1) the Participant gives the Company’s Chief Executive Officer (or the Chief Executive Officer of the Company’s successor in interest, if applicable) written notice specifying that such event or circumstance will give rise to a right of termination no more than thirty (30) days after the initial existence of such event or circumstance, (2) such event or circumstance shall not have been cured within thirty (30) days following such written notice from the Participant and (3) the Participant terminates the Participant’s employment within forty-five (45) days after the end of the 30-day cure period and prior to such event or circumstance having been cured.
iii)
Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

[Signatures page follow.]

Exhibit 10.22

IN WITNESS WHEREOF, the Company has caused this Option to be executed under by its duly authorized officer.

ELEDON PHARMACEUTICALS, INC.

By:

Name: Paul Little

Title: Chief Financial Officer

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Signature of Participant

Grant Acceptance Date

Print Name of Participant